As filed with the Securities and Exchange Commission on July 17, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1825172 (I.R.S. Employer Identification No.)

4333 Amon Carter Blvd.
Fort Worth, Texas 76155
(Address of Principal Executive Offices and Zip Code)

AMR CORPORATION 2009 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Gary F. Kennedy, Esq.
Senior Vice President, General Counsel
and Chief Compliance Officer
AMR Corporation
4333 Amon Carter Boulevard
Fort Worth, Texas 76155
(Name and address of agent for service)

(817) 963-1234
(Telephone number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate	Registration
to be Registered	Registered	Price per Unit	Offering Price	Fee
Common Stock, par value $1.00 per share	4,000,000(1)	$16,840,000(2)	$4.21	$939.68

(1)	Consists of shares of Common Stock to be offered pursuant to the AMR Corporation 2009 Long Term Incentive Plan (the “Plan”). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plan is hereby also registered.

(2)	Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $4.21 per share, which was the average of the high and low prices of AMR Corporation common shares on July 14, 2009, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

Incorporated by reference in this Registration Statement are the following documents filed by AMR Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

a. The Company’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

b. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

c. A description of the Company’s common stock contained in Company’s Registration Statement on Form S-3, Registration Number 333-160646, as filed with the Commission on July 17, 2009.

All documents subsequently filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement on Form S-8 (the “Registration Statement”) and to be part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Gary F. Kennedy, who is rendering the legal opinion attached hereto as Exhibit 5, is eligible to receive awards as a participant under the terms of the AMR Corporation 2009 Long Term Incentive Plan.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporate Law (“DGCL”), as amended, provides in regard to indemnification of directors and officers as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VII of AMR’s by-laws provide in regard to indemnification of directors and officers as follows:

Section 1.  Nature of Indemnity.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify and hold harmless any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or, while serving as an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 5, the corporation shall be required to indemnify a covered person in connection with any action, suit or proceeding (or part thereof) commenced by such covered person only if the commencement of such action, suit or proceeding (or part thereof) by the covered person was authorized in the specific case by the board of directors of the corporation.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Successful Defense.  To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. To the extent that a present or former employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 3.  Determination that Indemnification Is Proper.  (a) Any indemnification of a present or former director or officer of the corporation under Section 1 of this Article VII (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the present or former director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1. Such determination may be made, with respect to a present or former director or officer, at the election of such present or former director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(b) Any indemnification of an employee or agent of the corporation (who is not also a present or former director or officer of the corporation) under Section 1 (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1. Such determination, in the case of an employee or agent, may be made in accordance with the procedures outlined in the second sentence of Section 3(a) or in such other manner as may be determined by the board of directors.

Section 4.  Advance Payment of Expenses.  To the fullest extent permitted by applicable law as it exists now or is hereafter amended, expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is or may be available pursuant to this Article VII shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

Section 5.  Procedure for Indemnification of Directors or Officers.  Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director or officer. If the corporation fails to respond within sixty (60) days then, to the fullest extent permitted by law, the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article VII shall be enforceable, to the fullest extent permitted by law, by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation, to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.  Survival, Preservation of Other Rights.  (a) The provisions of this Article VII shall constitute a contract between the corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the corporation, in consideration of such person’s past or current and any future performance of services for the corporation, and pursuant to this Article VII the corporation intends to be legally bound to each such current or former director or officer of the corporation. With respect to each individual who serves or has served as a director or officer of the corporation, the rights conferred under this Article VII are present contractual rights, and such rights are fully vested, and shall be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the corporation. Neither amendment nor repeal nor modification of any provision of this Article VII nor the adoption of any provision of the corporation’s certificate of incorporation, as amended or restated from time to time, inconsistent with this Article VII shall eliminate or reduce the effect of this Article VII in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time). The rights provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) The provisions of this Article VII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

Section 7.  Insurance.  The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII; provided, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Section 8.  Savings Clause.  If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

* * * *

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

Article Ninth of AMR’s certificate of incorporation provides in regard to the limitation of liability of directors and officers as follows:

NINTH:  No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

AMR’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included after the signature page to this Registration Statement.

Item 9.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on the 17th day of July, 2009.

AMR CORPORATION

By:	/s/ Gary F. Kennedy
Gary F. Kennedy
Senior Vice President, General Counsel and
Chief Compliance Officer

Each person whose signature appears below does hereby make, constitute and appoint Kenneth W. Wimberly and Gary F. Kennedy, and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director of AMR Corporation (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) for the registration of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), in connection with the AMR 2009 Long Term Incentive Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gerard J. Arpey Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2009

/s/ Thomas W. Horton Thomas W. Horton	Executive Vice President — Finance and Planning and Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2009

/s/ John W. Bachmann John W. Bachmann	Director	July 17, 2009

/s/ David L. Boren David L. Boren	Director	July 17, 2009

/s/ Armando M. Codina Armando M. Codina	Director	July 17, 2009

Signatures	Title	Date

/s/ Rajat K. Gupta Rajat K. Gupta	Director	July 17, 2009

/s/ Alberto Ibargüen Alberto Ibargüen	Director	July 17, 2009

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	July 17, 2009

/s/ Michael A. Miles Michael A. Miles	Director	July 17, 2009

/s/ Philip J. Purcell Philip J. Purcell	Director	July 17, 2009

/s/ Ray M. Robinson Ray M. Robinson	Director	July 17, 2009

/s/ Judith Rodin Judith Rodin	Director	July 17, 2009

/s/ Matthew K. Rose Matthew K. Rose	Director	July 17, 2009

/s/ Roger T. Staubach Roger T. Staubach	Director	July 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Restated Certificate of Incorporation of AMR Corporation, incorporated by reference to AMR Corporation’s Registration Statement on Form S-4, file number 33-55191.
4.2	Bylaws of AMR Corporation, amended and restated as of January 20, 2009, incorporated by reference to Exhibit 3.2 to AMR Corporation’s report on Form 8-K on January 23, 2009.
4.3	Amendments to the AMR Corporation Certificate of Incorporation, incorporated by reference to AMR Corporation’s report on Form 10-Q for the quarterly period ended September 30, 2003.
4.4	Form of Specimen Common Stock Certificate (filed as Exhibit 4(c) to the Registration Statement of AMR Corporation on Form S-3 (File No. 33-38393), filed with the SEC on December 21, 1990, and incorporated herein by reference).
4.5	A description of AMR Corporation’s common stock, incorporated by reference to the description of AMR Corporation’s common stock included in the Registration Statement on Form S-3 (File No. 333-160646) filed with the SEC on July 17, 2009.
5.1	Opinion of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer to AMR Corporation (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer to AMR Corporation (included in Exhibit 5).
24.1	Powers of Attorney (included in the signature page to this Registration Statement).
99.1	AMR Corporation 2009 Long Term Incentive Plan, incorporated by reference to Exhibit A of the Company’s Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on April 17, 2009.